UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 13, 2011

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2011, Office Depot, Inc. (the “Company”) announced that Kevin Peters, 53, was named to the position of President, North America effective immediately. Mr. Peters’ new position combines the Company’s previous North American Retail (“NAR”) and North American Business Solutions (“BSD”) divisions. Prior to his new appointment, Mr. Peters served as President, NAR, since April 2010. Mr. Peters previously served as Executive Vice President, Supply Chain and Information Technology since March 2009 and joined the Company in 2007 as Executive Vice President, Supply Chain. Prior to joining the Company, Mr. Peters spent five years in management roles at W.W. Grainger, including serving as Senior Vice President, Supply Chain and Merchandising. Prior to W.W. Grainger, Mr. Peters spent 11 years at The Home Depot, serving as Vice President and General Manager, Home Depot Commercial Direct and Vice President Supply Chain and Merchandising.

On June 13, 2011, the Company also announced that Steve Schmidt, 57, was named to the position of Executive Vice President, Corporate Strategy and New Business Development effective immediately. In his new role, Mr. Schmidt will focus on the implementation of the Company’s strategic plans and securing additional sources of revenue through new business opportunities. Prior to his new appointment, Mr. Schmidt served as President, BSD.

The compensation arrangements for both Messrs. Peters and Schmidt will remain as previously disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 10, 2011.

A copy of the press release issued by the Company, dated July 13, 2011, announcing these organizational changes is attached to this Current Report on Form 8–K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release, dated July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OFFICE DEPOT, INC.

Date: July 14, 2011

	By:	/s/ Michael D. Newman
Michael D. Newman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release, dated July 13, 2011